                                                                     EXHIBIT 4.8

                              KOMAG, INCORPORATED,

                                    AS ISSUER

                            ------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                   AS TRUSTEE

                            -------------------------

                 UP TO $80,500,000 AGGREGATE PRINCIPAL AMOUNT OF

                 __.___% CONVERTIBLE SUBORDINATED NOTES DUE 2024

                             -----------------------

                                    INDENTURE

                          DATED AS OF JANUARY ___, 2004

                              ---------------------

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                                TABLE OF CONTENTS

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ARTICLE I            DEFINITIONS AND INCORPORATION BY REFERENCE..................................................        1

         Section 1.1.       Definitions..........................................................................        1

         Section 1.2.       Incorporation by Reference of Trust Indenture Act....................................       10

         Section 1.3.       Rules of Construction................................................................       11

         Section 1.4.       Acts of Holders......................................................................       11

ARTICLE II           THE SECURITIES..............................................................................       12

         Section 2.1.       Form and Dating......................................................................       12

         Section 2.2.       Execution and Authentication.........................................................       13

         Section 2.3.       Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.................       14

         Section 2.4.       Paying Agent to Hold Cash and Securities in Trust....................................       15

         Section 2.5.       Holder Lists.........................................................................       15

         Section 2.6.       Transfer and Exchange................................................................       15

         Section 2.7.       Replacement Securities...............................................................       16

         Section 2.8.       Outstanding Securities; Determinations of Holders' Action............................       17

         Section 2.9.       Temporary Securities.................................................................       18

         Section 2.10.      Cancellation.........................................................................       18

         Section 2.11.      Persons Deemed Owners................................................................       19

         Section 2.12.      Additional Transfer and Exchange Requirements........................................       19

         Section 2.13.      CUSIP Numbers........................................................................       20
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ARTICLE III          REDEMPTION..................................................................................       21

         Section 3.1.       The Company's Right to Redeem; Notice to Trustee.....................................       21

         Section 3.2.       Selection of Securities to Be Redeemed...............................................       21

         Section 3.3.       Notice of Redemption.................................................................       22

         Section 3.4.       Effect of Notice of Redemption.......................................................       23

         Section 3.5.       Deposit of Redemption Price..........................................................       23

         Section 3.6.       Securities Redeemed in Part..........................................................       23

         Section 3.7.       Repayment to the Company.............................................................       23

         Section 3.8.       No Sinking Fund......................................................................       24

ARTICLE IV           PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES.........................................       24

         Section 4.1.       Optional Put.........................................................................       24

         Section 4.2.       Effect of Purchase Notice; Withdrawal of Purchase Notice.............................       26

         Section 4.3.       Deposit of Purchase Price............................................................       27

         Section 4.4.       Securities Purchased in Part.........................................................       27

         Section 4.5.       Covenant to Comply With Securities Laws Upon Purchase of Securities..................       27

         Section 4.6.       Repayment to the Company.............................................................       28

         Section 4.7.       No Purchase Upon Event of Default....................................................       28
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ARTICLE V            PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE.................................       28

         Section 5.1.       Fundamental Change Put...............................................................       28

         Section 5.2.       Effect of Fundamental Change Purchase Notice; Withdrawal.............................       31

         Section 5.3.       Deposit of Fundamental Change Purchase Price.........................................       32

         Section 5.4.       Securities Purchased in Part.........................................................       32

         Section 5.5.       Covenant to Comply With Securities Laws Upon Purchase of Securities..................       32

         Section 5.6.       Repayment to the Company.............................................................       33

         Section 5.7.       Consolidation, Merger, etc...........................................................       33

ARTICLE VI           COVENANTS...................................................................................       33

         Section 6.1.       Payment of Securities................................................................       33

         Section 6.2.       SEC and Other Reports to the Trustee.................................................       34

         Section 6.3.       Compliance Certificate...............................................................       35

         Section 6.4.       Further Instruments and Acts.........................................................       35

         Section 6.5.       Maintenance of Office or Agency of the Trustee, Registrar,
                            Paying Agent and Conversion Agent....................................................       35

         Section 6.6.       Waiver of Stay, Extension or Usury Laws..............................................       36

         Section 6.7.       Statement by Officers as to Default..................................................       36
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ARTICLE VII          SUCCESSOR CORPORATION.......................................................................       36

         Section 7.1.       When Company May Merge or Transfer Assets............................................       36

ARTICLE VIII         DEFAULTS AND REMEDIES.......................................................................       37

         Section 8.1.       Events of Default....................................................................       37

         Section 8.2.       Acceleration.........................................................................       39

         Section 8.3.       Other Remedies.......................................................................       40

         Section 8.4.       Waiver of Past Defaults..............................................................       40

         Section 8.5.       Control by Majority..................................................................       40

         Section 8.6.       Limitation on Suits..................................................................       41

         Section 8.7.       Rights of Holders to Receive Payment or to Convert...................................       41

         Section 8.8.       Collection Suit by Trustee...........................................................       41

         Section 8.9.       Trustee May File Proofs of Claim.....................................................       41

         Section 8.10.      Priorities...........................................................................       42

         Section 8.11.      Undertaking for Costs................................................................       43

ARTICLE IX           TRUSTEE.....................................................................................       43

         Section 9.1.       Duties of Trustee....................................................................       43

         Section 9.2.       Rights of Trustee....................................................................       44

         Section 9.3.       Individual Rights of Trustee.........................................................       45

         Section 9.4.       Trustee's Disclaimer.................................................................       45
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         Section 9.5.       Notice of Defaults...................................................................       46

         Section 9.6.       Reports by Trustee to Holders........................................................       46

         Section 9.7.       Compensation and Indemnity...........................................................       46

         Section 9.8.       Replacement of Trustee...............................................................       47

         Section 9.9.       Successor Trustee by Merger..........................................................       48

         Section 9.10.      Eligibility; Disqualification........................................................       48

         Section 9.11.      Preferential Collection of Claims Against Company....................................       48

ARTICLE X            DISCHARGE OF INDENTURE......................................................................       48

         Section 10.1.      Discharge of Liability on Securities.................................................       48

         Section 10.2.      Repayment to the Company.............................................................       49

ARTICLE XI           AMENDMENTS..................................................................................       49

         Section 11.1.      Without Consent of Holders...........................................................       49

         Section 11.2.      With Consent of Holders..............................................................       50

         Section 11.3.      Compliance with Trust Indenture Act..................................................       51

         Section 11.4.      Revocation and Effect of Consents, Waivers and Actions...............................       52

         Section 11.5.      Notation on or Exchange of Securities................................................       52

         Section 11.6.      Trustee to Sign Supplemental Indentures..............................................       52

         Section 11.7.      Effect of Supplemental Indentures....................................................       52
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ARTICLE XII          SUBORDINATION...............................................................................       52

         Section 12.1.      Agreement to Subordinate.............................................................       52

         Section 12.2.      Liquidation, Dissolution, Bankruptcy.................................................       53

         Section 12.3.      Default on Senior Debt and/or Designated Senior Debt.................................       53

         Section 12.4.      Acceleration of Securities...........................................................       54

         Section 12.5.      When Distribution Must Be Paid Over..................................................       54

         Section 12.6.      Notice by Company....................................................................       55

         Section 12.7.      Subrogation..........................................................................       55

         Section 12.8.      Relative Rights......................................................................       55

         Section 12.9.      Subordination May Not Be Impaired by Company.........................................       56

         Section 12.10.     Distribution or Notice to Representative.............................................       56

         Section 12.11.     Rights of Trustee and Paying Agent...................................................       56

         Section 12.12.     Authorization to Effect Subordination................................................       56

         Section 12.13.     Article Applicable to Paying Agents..................................................       57

         Section 12.14.     Senior Debt Entitled to Rely.........................................................       57

         Section 12.15.     Permitted Payments...................................................................       57

         Section 12.16.     No Waiver of Subordination Provisions................................................       57

         Section 12.17.     Certain Conversions Deemed Payment...................................................       58
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ARTICLE XIII         CONVERSION..................................................................................       58

         Section 13.1.      Conversion Right; Conversion Consideration...........................................       58

         Section 13.2.      Conversion Procedures; Settlement Dates; Conversion Rate; Fractional Shares..........       61

         Section 13.3.      Adjustment of Conversion Rate........................................................       62

         Section 13.4.      Consolidation or Merger of the Company...............................................       71

         Section 13.5.      Notice of Adjustment.................................................................       72

         Section 13.6.      Notice in Certain Events.............................................................       72

         Section 13.7.      Company to Reserve Stock; Registration; Listing......................................       73

         Section 13.8.      Taxes on Conversion..................................................................       74

         Section 13.9.      Conversion After Regular Record Date.................................................       74

         Section 13.10.     Company Determination Final..........................................................       75

         Section 13.11.     Responsibility of Trustee for Conversion Provisions..................................       75

         Section 13.12.     Unconditional Right of Holders to Convert............................................       75

ARTICLE XIV          MISCELLANEOUS...............................................................................       75

         Section 14.1.      Trust Indenture Act Controls.........................................................       75

         Section 14.2.      Notices..............................................................................       75

         Section 14.3.      Communication by Holders with Other Holders..........................................       76

         Section 14.4.      Certificate and Opinion as to Conditions Precedent...................................       76

         Section 14.5.      Statements Required in Certificate or Opinion........................................       77
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         Section 14.6.      Separability Clause..................................................................       77

         Section 14.7.      Rules by Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent, Registrar..       77

         Section 14.8.      Legal Holidays.......................................................................       77

         Section 14.9.      Governing Law; Submission to Jurisdiction; Service of Process........................       78

         Section 14.10.     No Recourse Against Others...........................................................       78

         Section 14.11.     Successors...........................................................................       79

         Section 14.12.     Multiple Originals...................................................................       79

         EXHIBIT A          Form of Security
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                                      viii

                  INDENTURE, dated as of January ___, 2004, between KOMAG, INCORPORATED, a Delaware corporation (the "COMPANY"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's __.___% Convertible Subordinated Notes due 2024:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1. Definitions.

                  "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT MEMBERS" has the meaning set forth in Section 2.1(c).

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "APPLICABLE SHARE PRICE" means the average of the Closing Sale Prices of the Common Stock over the five (5) Trading Day period starting the third Trading Day following the applicable conversion date of Securities.

                  "APPLICABLE STOCK" means (a) the Common Stock and (b) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect parent corporation.

                  "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

                  "BID SOLICITATION AGENT" means U.S. Bank National Association, in its capacity under this Indenture as the agent, in accordance with the provisions of this Indenture, that solicits Securities to bid upon by securities dealers which such agent believes are willing to bid for such Securities, and any successor or successors.

                  "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

                  "BOARD RESOLUTION" means a resolution of the Board of Directors.

                  "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in New York, New York or San Jose, California are required or authorized by law, regulation or executive order to close.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                  "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

                  "CERTIFICATED SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 2 thereof.

                  "CLOSING SALE PRICE" of a share of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the Nasdaq National Market or, if the shares of Applicable Stock are not listed on the Nasdaq National Market, as reported by a national securities exchange. If the Applicable Stock is not listed and not reported by the Nasdaq National Market and is not listed for trading on a national securities exchange on the relevant date, the "Closing Sale Price" shall be the last quoted bid for the Applicable Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Applicable Stock is not so quoted, the "Closing Sale Price" shall be the average of the midpoint of the last bid and ask prices for the Applicable Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture and, subject to the provisions of Section 13.4, any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which do not have any preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "COMMON STOCK PRICE CONDITION" has the meaning set forth in
Section 13.1(a).

                  "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successors.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one Officer, who is the Chief Executive Officer, the Vice Chairman or the Chief Financial Officer.

                  "CONVERSION AGENT" has the meaning set forth in Section 2.3.

                  "CONVERSION NOTICE" has the meaning set forth in Section 13.2(b).

                  "CONVERSION PERIOD" means the period from and including the first Trading Day of any fiscal quarter of the Company (beginning with the quarter ending on July 4, 2004) up to, but not including, the first Trading Day of the immediately following fiscal quarter.

                  "CONVERSION PRICE" means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

                  "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of each $1,000 principal amount of Securities, which is initially __.____ shares, subject to adjustments as set forth in this Indenture.

                  "CONVERSION VALUE" means the product of the Closing Sale Price for a share of the Common Stock on a given day multiplied by the Conversion Rate then in effect.

                  "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee at which the trust created by this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "CURRENT MARKET PRICE" has the meaning set forth in Section 13.3(h).

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "DEFAULT" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITARY" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as

Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.


                  "DESIGNATED SENIOR DEBT" means the obligations of the Company under the Senior Indenture and any other Senior Debt in which the instrument creating or evidencing the same or any related agreements or documents to which the Company is a party expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Debt to exercise the rights of Designated Senior Debt.


                  "DESIGNATED SUBSIDIARY" means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 10% or more of the total assets or total revenues of the Company on a consolidated basis.

                  "DISTRIBUTED ASSETS" has the meaning set forth in Section 13.3(d).

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "EDGAR" has the meaning set forth in Section 6.2(b).

                  "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                  "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities market on which the Common Stock is then traded without the right to receive such issuance or distribution.

                  "EXPIRATION TIME" has the meaning set forth in Section
13.3(g).

                  "FAIR MARKET VALUE" has the meaning set forth in Section 13.3(h).

                  "FUNDAMENTAL CHANGE" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company, other than any acquisition of Voting Stock by the Company or any Wholly Owned Subsidiary; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, other than (A) any such transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding Capital Stock of the Company, (B) any such transaction pursuant to which holders of outstanding Voting Stock of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction, or (C) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding Voting Stock, if at all, solely into shares of Voting Stock of the surviving entity or a direct or indirect parent of the surviving corporation; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article VII; or
(v) the Company's Common Stock ceases to be quoted on the Nasdaq National Market and is not listed on an established national securities exchange or automated over-the-counter trading market in the United States.

                  A "Fundamental Change" shall not be deemed to have occurred if either:

                           (1) the last Closing Sale Price of the Common Stock for each of at least five Trading Days within:

                                    (A)      the period of the ten consecutive
                           Trading Days immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change resulting solely from a Fundamental Change in clause (i) of the definition of Fundamental Change; or

                                    (B)      the period of the ten consecutive
                           Trading Days immediately preceding the Fundamental Change, in the case of a Fundamental Change resulting from a Fundamental Change in clauses (ii), (iii) or
                           (iv) of the definition of Fundamental Change;

         is at least equal to 105% of the Conversion Price in effect on each of such five Trading Days, with such calculation being made for each Trading Day (the "105% EXCEPTION"); or

                           (2) in the case of a merger or consolidation, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenter's appraisal rights in each case in the merger or consolidation constituting the Fundamental Change, consists of shares of common stock, depositary receipts, ordinary shares or other certificates representing common equity interests traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Securities become convertible solely into such shares of common stock, depositary receipts, ordinary shares or other certificates representing common equity interests.

                  "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning set forth in Section 5.1(a).

                  "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning set forth in Section 5.1(c).

                  "FUNDAMENTAL CHANGE PURCHASE PRICE" has the meaning set forth in Section 5.1(a).

                  "GLOBAL SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 2 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

                  "INDEBTEDNESS" means, with respect to any Person:

                  (a) all of such Person's indebtedness, obligations and other liabilities, contingent or otherwise, (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof;

                  (b) all of such Person's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

                  (c) all of such Person's obligations and other liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on such Person's balance sheet;

                  (d) all of such Person's obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including any such obligations under such lease or related document to purchase or cause a third party to purchase such lease property or pay an agreed upon residual value of the leased property to the lessor;

                  (e) all of such Person's obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

                  (f) all of such Person's direct or indirect guarantees or similar agreements in respect of, and all obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (e); and

                  (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (f).

                  The amount of Indebtedness of any Person at any date shall be
(i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

                  "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

                  "ISSUE DATE" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

                  "LEGAL HOLIDAY" means any day other than a Business Day.

                  "NON-ELECTING SHARE" has the meaning set forth Section 13.4.

                  "OFFICER" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Principal Accounting Officer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

                  "OFFICER'S CERTIFICATE" means a written certificate containing the information specified in Section 14.4 and Section 14.5, signed in the name of the Company by any one Officer, who is the Chief Executive Officer, the Vice Chairman or the Chief Financial Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 6.3 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

                  "OPINION OF COUNSEL" means a written opinion containing the information specified in Section 14.4 and Section 14.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

                  "PAYING AGENT" has the meaning set forth in Section 2.3.

                  "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section 12.3(b).

                  "PAYMENT BLOCKAGE PERIOD" has the meaning set forth in Section 12.3(b).

                  "PAYMENT DEFAULT" has the meaning set forth in Section
12.3(a).

                  "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Fundamental Change" shall also have the meaning set forth in such definition).

                  "PRINCIPAL VALUE CONVERSION" has the meaning set forth in
Section 13.1(a).

                  "PRINCIPAL VALUE CONVERSION STOCK VALUATION" has the meaning set forth in Section 13.1(a).

                  "PURCHASE DATE" has the meaning set forth in Section 4.1(a).

                  "PURCHASE NOTICE" has the meaning set forth in Section 4.1(c).

                  "PURCHASE PRICE" has the meaning set forth in Section 4.1(a).

                  "RECORD DATE" has the meaning set forth in Section 13.3(h).

                  "REDEMPTION DATE" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

                  "REDEMPTION PRICE" has the meaning set forth in Section 3.1.

                  "REFERENCE PERIOD" has the meaning set forth in Section
13.3(d).

                  "REGISTRAR" has the meaning set forth in Section 2.3.

                  "REGISTER" has the meaning set forth in Section 2.3.

                  "REGULAR RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

                  "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, the officer within the Corporate Trust Services department of the Trustee, having direct responsibility for the administration of this Indenture.

                  "RIGHTS PLAN" has the meaning set forth in Section 13.3(d).

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES" means any of the Company's __.___% Convertible Subordinated Notes due 2024, as amended or supplemented from time to time, issued under this Indenture.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                  "SENIOR DEBT" means the principal of, premium, if any interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of the Company whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions, or refundings of, or amendments, modifications or supplements to, the foregoing. "Senior Debt" does not include:

                  (a) indebtedness that expressly provides that such indebtedness shall not be senior in right of a payment to the Securities or expressly provides that such indebtedness is on the same basis or junior to the Securities; and

                  (b) any indebtedness to any Subsidiary, other than indebtedness to a Subsidiary arising by reason of guarantees by the Company of indebtedness of such Subsidiary to a Person that is not a Subsidiary.


                  "SENIOR INDENTURE" means that certain Indenture dated as of June 30, 2002 between the Company and The Bank of New York as trustee, relating to Senior Secured Notes due 2007 of the Company.


                  "SPECIAL RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

                  "SPIN-OFF" has the meaning set forth in Section 13.3(e).

                  "STATED MATURITY", when used with respect to any Security, means February 1, 2024.

                  "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "TRADING DAY" means, with respect to any security:

                  (a) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market;

                  (b) if the applicable security is listed or admitted for trading on a U.S. national or regional securities exchange, a day on which such exchange is open for business; or

                  (c) if the applicable security is not so quoted on the Nasdaq National Market and not so listed or admitted for trading on a U.S. national or regional securities exchange, a day on which the principal U.S. exchange or trading system on which the Securities are listed or traded is open for business.

                  "TRADING PRICE" on any date of determination means the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Bid Solicitation Agent, which may include one or more underwriters; provided, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained by the Bid Solicitation Agent, then this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the average Trading Price will be deemed to be less than 98% of the applicable Conversion Rate of the Securities multiplied by the sales price of the Common Stock on such determination date. The applicable sales price of the Common Stock shall mean the average of the Closing Sale Prices of the Company's Common Stock over the five Trading Day period starting on the third Trading Day following the conversion date of the Securities. Bids used to determine the Trading Price will be solicited by the Bid Solicitation Agent from securities dealers that the Company believes are willing to bid for the Securities.

                  "TRADING PRICE CONDITION" has the meaning set forth in Section 13.1(a).

                  "TRIGGER EVENT" has the meaning set forth in Section 13.3(d).

                  "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "VOTING STOCK" of a person means any Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of which all the Capital Stock is owned by the Company or another Wholly Owned Subsidiary.

         Section 1.2. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Securities.

                  "INDENTURE SECURITY HOLDER" means a Holder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Company.

                  All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.3. Rules of Construction.

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

         Section 1.4. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 14.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and certificate number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

         Section 2.1. Form and Dating.

                  (a) Form; Notations; Legends; Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (b) Initial Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions of such Securities.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 and shall be made on the records of the Trustee and the Depositary.

                  Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  (d) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(a)(i).

         Section 2.2. Execution and Authentication.

                  The Securities shall be executed on behalf of the Company by the Chairman of the Board, Vice Chairman, President, any Vice President or Chief Financial Officer. The signature of such officer on the Securities may be manual or facsimile.

                  A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $80,500,000 upon one or more Company Orders (which shall include the matters required to be set forth in an Officer's Certificate pursuant to Section 14.4 and Section 14.5) without any further action by the Company (other than as contemplated below and in Section
14.4 and Section 14.5). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

                  (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, certified by the Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee.

                  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

         Section 2.3. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

                  Pursuant to Section 6.5, the Company shall at all times maintain in the Borough of Manhattan, New York City an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for redemption, purchase or payment ("PAYING AGENT"), an office or agency where Securities may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be an office or agency of the Trustee. The Registrar shall keep a register of the Securities (the "REGISTER") and of their transfer and exchange.

                  The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional bid solicitation agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5. The term Bid Solicitation Agent includes any additional bid solicitation agent, including any named pursuant to Section 6.5.

                  The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities. The Company shall notify the Trustee of the name and address of any such agent if other than the Trustee. If the Company fails to maintain a Registrar, Paying Agent, or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar and, if the Company fails to maintain a Conversion Agent, the Company shall act as such. The Company may change the Bid Solicitation Agent at its discretion, but the Bid Solicitation Agent may not be the Company or an Affiliate of the Company.

         Section 2.4. Paying Agent to Hold Cash and Securities in Trust.

                  Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent, cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash.

         Section 2.5. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         Section 2.6. Transfer and Exchange.

                  (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A attached hereto duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

                  Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

                  (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  (c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         Section 2.7. Replacement Securities.

                  If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or purchased by the Company pursuant to
Article IV or Article V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

                  Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.8. Outstanding Securities; Determinations of Holders' Action.

                  Securities outstanding at any time are all the Securities authenticated by the Trustee, except for:

                  (a)      those cancelled by it,

                  (b)      those paid, redeemed or purchased pursuant to Section
                           2.7,

                  (c)      those delivered to it for cancellation, and

                  (d) those described in this Section 2.8 as not outstanding.

                  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

                  If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

                  If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Redemption Date, a Purchase Date, a Fundamental Change Purchase Date or Stated Maturity, as the case may be, cash sufficient to pay Securities payable on that date, then on such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

                  If a Security is converted in accordance with Article XIII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest on such Security shall cease to accrue.

         Section 2.9. Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10. Cancellation.

                  All Securities surrendered for payment, purchase by the Company pursuant to Article IV or Article V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XIII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled

Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11. Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest on, the Security, for the purpose of receiving Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12. Additional Transfer and Exchange Requirements.

                  (a)      Transfer and Exchange of Global Securities.

                           (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary requesting such exchange. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                           (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested, provided that the Certificated Securities presented or surrendered for register of transfer or exchange have been duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of
Section 2.6.

                  (c) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who shall take delivery thereof in the form of a beneficial interest in a Global Security, or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests shall be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided that the Certificated Securities presented or surrendered for registration of transfer or exchange has been duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6.

                  (d) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

         Section 2.13. CUSIP Numbers.

                  The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                                   REDEMPTION

         Section 3.1. The Company's Right to Redeem; Notice to Trustee.

                  Prior to February 6, 2007, the Securities shall not be redeemable at the Company's option. On or after February 6, 2007, the Company may on any one or more occasions, at its option, redeem the Securities for cash in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to, but excluding, the applicable redemption date (collectively, the "REDEMPTION PRICE"):

                 Date                             Percentage
                 ----                             ----------
February 6, 2007 to January 31, 2008               10__.__%
February 1, 2008 to January 31, 2009               10__.__%
February 1, 2009 to January 31, 2010               10__.__%
February 1, 2010 to January 31, 2011               10__.__%
February 1, 2011 and thereafter                    100.00%

                  In the event that the Company elects to redeem the Securities on a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest to the holder of the redeemed Security and not the Holder on the corresponding Regular Record Date.

                  If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order (if requested by the Trustee) at least 5 Business Days prior to the date that the Company (or the Trustee if requested by Company) distributes the redemption notice to the Holders (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2. Selection of Securities to Be Redeemed.

                  If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall make the selection within three Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

                  Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to

Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

                  Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3. Notice of Redemption.

                  At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice of redemption shall identify the Securities to be redeemed and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c)      the Conversion Rate and any adjustments thereto;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Redemption Date;

                  (f) that Holders who want to convert their Securities must satisfy the requirements set forth in Article XIII;

                  (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (h) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date;

                  (j)      the CUSIP number(s) of the Securities; and

                  (k)      any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption is to be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

         Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

         Section 3.5. Deposit of Redemption Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on the Redemption
Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given (other than Securities or portions of Securities which on or prior to such Redemption Date have been delivered by the Company to the Trustee for cancellation or have been converted), then, on such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

         Section 3.6. Securities Redeemed in Part.

                  Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

         Section 3.7. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

         Section 3.8. No Sinking Fund.

                  The Securities shall not have a sinking fund.

                                   ARTICLE IV

                        PURCHASE AT THE OPTION OF HOLDERS
                                ON SPECIFIC DATES

         Section 4.1. Optional Put.

                  (a) Each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 4.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities not theretofore called for redemption, or any portion thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 4.1, on each of February 1, 2011, February 1, 2014 and February 1, 2019 (each a "PURCHASE DATE"). The Company shall be required to purchase such Securities at a purchase price in cash equal to the principal amount thereof plus any accrued and unpaid cash interest to, but excluding, the Purchase Date (the "PURCHASE PRICE"). In the event that a Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest to the holder of the repurchased Security and not the Holder on the Regular Record Date.

                  (b) No later than 20 Business Days prior to each Purchase Date, the Company shall mail a written notice of the purchase right by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as a Paying Agent) and to each Holder at its address shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                           (i) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Article XIII;

                           (ii)     the Purchase Date;

                           (iii)    the Purchase Price;

                           (iv) the name and address of the Paying Agent and the Conversion Agent;

                           (v) the conversion rights of the Securities, if any, the Conversion Rate and any adjustments thereto, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

                           (vi) that the Securities as to which a Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to Article XIII of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (vii) that the Securities must be surrendered to the Paying Agent to collect payment;

                           (viii) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in Section 4.1(b)(vii);

                           (ix) the procedures the Holder must follow to exercise its rights under this Section 4.1 and a brief description of such rights;

                           (x) the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

                           (xi) that, unless the Company defaults in making payment of such Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

                           (xii)    the CUSIP number(s) of the Securities.

                  At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

                  Simultaneously with delivering the written notice pursuant to this Section 4.1(b), the Company shall publicly announce the occurrence of the Fundamental Change, including a statement to the effect that Holders of Securities have a repurchase right as a result thereof, and shall publish a notice containing all information specified in the written notice provided to Holders pursuant to this Section 4.1(b) in a newspaper of general circulation in New York, New York, or publish such information on the Company's website, or through such other public medium that the Company may use at such time.

                  (c)      A Holder may exercise its rights specified in clause
(a) of this Section 4.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "PURCHASE NOTICE") to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date.

                  The Purchase Notice delivered by a Holder shall state (i) the relevant Purchase Date, (ii) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the principal amount of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

                  Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the applicable Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security if such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 4.1 through Section 4.7 also apply to the purchase of such portion of such Security.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         Section 4.2. Effect of Purchase Notice; Withdrawal of Purchase Notice.

                  (a) Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Purchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII on or after the date of the delivery of such

Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  (b) A Purchase Notice may be withdrawn in whole or in part by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, specifying
(a) the principal amount of the Security or portion thereof (which must be $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (b) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (c) the principal amount of the Security, if any, which remains subject to the Purchase Notice.

         Section 4.3. Deposit of Purchase Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of such Purchase Date.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date, cash sufficient to pay the Purchase Price of any Securities for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of such Securities).

         Section 4.4. Securities Purchased in Part.

                  Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the applicable Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the Security so surrendered that is not purchased.

         Section 4.5. Covenant to Comply With Securities Laws Upon Purchase of Securities.

                  When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall if required by applicable law:

                  (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

                  (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

                  (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

         Section 4.6. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the applicable Purchase Date, then, promptly after such Purchase Date, the Paying Agent shall return any such excess to the Company.

         Section 4.7. No Purchase Upon Event of Default.

                  There shall be no purchase of any Securities pursuant to this
Article IV if there has occurred (prior to, on or after, as the case may be, the giving by each of the Holders of such Securities of the required Purchase Notice but, in any event, prior to the applicable Purchase Date) and is continuing, as of such Purchase Date, an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent shall promptly return to the respective Holders thereof any Securities (a) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                                   ARTICLE V

                        PURCHASE AT THE OPTION OF HOLDERS
                            UPON A FUNDAMENTAL CHANGE

         Section 5.1. Fundamental Change Put.

                  (a) In the event that a Fundamental Change shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities not theretofore called for redemption or purchased pursuant to
Article V, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law) (the "FUNDAMENTAL CHANGE PURCHASE DATE"). The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the principal amount thereof plus any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"). In the event that a Fundamental Change Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest to the holder of the purchased Security and not the Holder on the Regular Record Date.

                  (b) No later than 20 calendar days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                           (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

                           (ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

                           (iii)    the Fundamental Change Purchase Date;

                           (iv)     the Fundamental Change Purchase Price;

                           (v) the name and address of the Paying Agent and Conversion Agent;

                           (vi) the conversion rights of the Securities, if any, the Conversion Rate and any adjustments thereto, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

                           (vii)    that the Securities as to which a
         Fundamental Change Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to Article XIII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (viii) that the Securities must be surrendered to the Paying Agent to collect payment;

                           (ix) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in Section 5.1(b)(viii);

                           (x) the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

                           (xi) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

                           (xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

                           (xiii)   the CUSIP number(s) of the Securities.

                  At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

                  Simultaneously with delivering the written notice pursuant to this Section 5.1(b), the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in New York, New York or publish such information on the Company's website, or through such other public medium as the Company may use at that time.

                  (c)      A Holder may exercise its rights specified in clause
(a) of this Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to the Paying Agent at any time on or before the 30th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law).

                  The Fundamental Change Purchase Notice delivered by a Holder shall state (i) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (ii) the portion of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

                  Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 5.1 through
Section 5.6 also apply to the purchase of such portion of such Security.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         Section 5.2. Effect of Fundamental Change Purchase Notice; Withdrawal.

                  (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 5.1(c) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 5.1(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to
Article XIII on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying (i) the principal amount of the Security or portion thereof (which must be $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (iii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice.

         Section 5.3.  Deposit of Fundamental Change Purchase Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of the Securities is made and whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and upon delivery of such Securities).

         Section 5.4.  Securities Purchased in Part.

                  Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of principal amount of the Security so surrendered that is not purchased.

         Section 5.5. Covenant to Comply With Securities Laws Upon Purchase of Securities.

                  When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall if required by applicable law:

                  (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

                  (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

                  (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

         Section 5.6. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

         Section 5.7.  Consolidation, Merger, etc.

                  In the case of any consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which
Section 13.4 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Fundamental Change, including without limitation the applicable provisions of this Article V and the definitions of the Common Stock and Fundamental Change, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Fundamental Change to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1.  Payment of Securities.

                  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. The principal amount, Redemption Price, Purchase Price and Fundamental Change Purchase Price and accrued and unpaid interest shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (whether at stated maturity or otherwise) and overdue installments of interest at the rate borne by the Securities per annum.

                  Payment of the principal of and interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Applicable Stock, as the case may be.

                  Subject to Section 3.1, Section 4.1 and Section 5.1, the Company shall pay interest on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Securities may be listed or quoted, and upon such notice as may be required by such exchange or trading market.

                  The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         Section 6.2.  SEC and Other Reports to the Trustee.

                  (a) The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

                  (b) The Company intends to file the reports referred to in paragraph (a) above in this Section 6.2 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this
Section 6.2(b) and with TIA Section 314(a). The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the consent thereof or of any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officer's Certificates.

         Section 6.3.  Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending January 2, 2005) an Officer's Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         Section 6.4.  Further Instruments and Acts.

                  Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 6.5. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

                  The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank Trust National Association, an Affiliate of the Trustee with an office at 100 Wall Street, Suite 1600, EX-NY-WALL, New York, New York 10005 (Attention: Corporate Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The

Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

         Section 6.6.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.7.  Statement by Officers as to Default.

                  The Company shall deliver to the Trustee, promptly and in any event within five days after an officer or corporate controller of the Company knows or has reason to know of the occurrence of any Default or Event of Default, an Officer's Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

         Section 7.1.  When Company May Merge or Transfer Assets.

                  The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

                  (b) such Person (if other than the Company) assumes all of the Company's obligations under the Securities and this Indenture under a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (c) immediately after giving effect to such transaction, no Default shall have occurred and be continuing, unless such transaction is solely between the Company and a Wholly Owned Subsidiary; and

                  (d) if a supplemental indenture is to be executed in connection with such consolidation, merger, conveyance, transfer, sale, lease or disposition, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition complies with this
Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 11.6, the predecessor Person, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and, if applicable, the discharge and release of such predecessor Person.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

         Section 8.1. Events of Default.

                  So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

                  (a) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or by declaration of acceleration, whether or not such payment is prohibited by the subordination provisions set forth in Article XII;

                  (b) the Company defaults in the payment of any accrued and unpaid interest on any Security when due and payable, and such default shall continue for a period of 30 days, whether or not such payment is prohibited by the subordination provisions set forth in Article XII;

                  (c) the Company fails to convert (to the extent such Security is convertible pursuant to Article XIII) any portion of the principal amount of any Security following the exercise by the Holder of the right to convert such Security into Common Stock pursuant to and in accordance with
Article XIII;

                  (d) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Article III, whether or not such payment is prohibited by the subordination provisions set forth in Article XII;

                  (e) the Company defaults in its obligation to purchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Article IV or Article V, whether or not such payment is prohibited by the subordination provisions set forth in Article XII;

                  (f) the Company defaults in its obligation to provide notice in the event of a Fundamental Change in accordance with Section 5.1(b);

                  (g) failure on the part of the Company to perform or observe any other term, covenant or agreement of the Company under the Securities or this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a), (b),
(c), (d), (e), or (f) of this Section 8.1) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (h) any Indebtedness for borrowed money of the Company or any Designated Subsidiary (all or substantially all of the voting securities of which are owned, directly or indirectly, by the Company) in an outstanding amount of principal, interest and premium in excess of $10,000,000 is not paid at the stated maturity thereof or upon acceleration, and such Indebtedness is not discharged or such default in payment or acceleration is not cured, rescinded or annulled within a period of 30 days after notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (i) the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding;

                  (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding, or adjudicates the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

         Section 8.2.  Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 8.1(i) or Section 8.1(j) with respect to the Company) occurs and is continuing (including an Event of Default specified in Section 8.1(i) or Section 8.1(j) with respect to one or more Designated Subsidiaries), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

                  If an Event of Default specified in Section 8.1(i) or Section 8.1(j) occurs with respect to the Company and is continuing (excluding an Event of Default specified in Section 8.1(i) or Section 8.1(j) with respect to one or more Designated Subsidiaries), the principal amount plus accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section

9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 8.3.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 8.4.  Waiver of Past Defaults.

                  Subject to Section 8.7 and Section 11.2, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

                  (a)      an Event of Default described in Section 8.1(a),
Section 8.1(b), Section 8.1(d) or Section 8.1(e);

                  (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article XIII; or

                  (c) a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Holder affected thereby.

                  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 8.5.  Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is provided indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 8.6.  Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

         Section 8.7.  Rights of Holders to Receive Payment or to Convert.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XIII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

         Section 8.8.  Collection Suit by Trustee.

                  If an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

         Section 8.9.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 9.7) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

                  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 8.10. Priorities.

                  If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 9.7;

                  SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 calendar days prior to such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

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

         Section 8.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

         Section 9.1.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                           (i) this clause (c) does not limit the effect of clause (b) of this Section 9.1;

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

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 9.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         Section 9.2.  Rights of Trustee.

                  Subject to its duties and responsibilities under the TIA,

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order if requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

         Section 9.3.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 9.10 and Section 9.11.

         Section 9.4.  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 9.5.  Notice of Defaults.

                  If a Default occurs and if it is known to the Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or
Section 8.1(e), the Trustee may withhold the notice if and so long as the Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 9.6.  Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

         Section 9.7.  Compensation and Indemnity.

                  The Company agrees to:

                  (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

                  (c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

                  With regard to its indemnification rights under Section 9.7(c) where the Company has assumed the defense in any action or proceeding, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

                  To secure the Company's payment obligations in this Section 9.7, at such time as no Senior Secured Notes due 2007 of the Company remain outstanding and the Senior Indenture has been satisfied and discharged as provided for therein, the Company agrees to amend this Indenture pursuant to a supplemental indenture to provide the Trustee with a lien that is prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay on a non-pro-rata basis the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest on particular securities. No lien is currently granted to the Trustee, nor shall any lien be granted prior to the execution by the trustee under the Senior Indenture of proper instruments acknowledging satisfaction and discharge of the Senior Indenture.

                  The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(i) or Section 8.1(j), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 9.8.  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 9.10;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of all the retiring Trustee's fees and expenses then due and payable and subject to the lien provided for in Section 9.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 9.9.  Successor Trustee by Merger.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 9.10. Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

         Section 9.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X

                             DISCHARGE OF INDENTURE

         Section 10.1. Discharge of Liability on Securities.

                  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, Purchase Date or Fundamental Change Purchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent cash or Applicable Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 10.2. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.1. Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder to:

                  (a) add to the covenants of the Company for the benefit of the Holders of Securities;

                  (b)      provide the Trustee with a lien pursuant to Section
9.7;

                  (c) surrender any right or power herein conferred upon the Company;

                  (d)      add guarantees;

                  (e)      secure the Securities;

                  (f) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs pursuant to Section 13.4;

                  (g) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

                  (h) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

                  (i) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (j) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause
(i) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; and

                  (k) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of this Indenture;

                  (l) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

                  (m) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities.

                  Notwithstanding the foregoing, no modification or amendment may be made to the subordination provisions in Article XII that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         Section 11.2. With Consent of Holders.

                  Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

                  Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this
Section 11.2 may not:

                  (a) change the maturity of the principal amount of, or the payment date of any installment of interest on, any Security;

                  (b) reduce the principal amount of, or interest on, or the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, any Security;

                  (c) change the currency of payment of principal amount of, or interest on, or the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, any Security from U.S. Dollars;

                  (d) impair or adversely affect the rate of accrual of interest on any Security, or the manner of calculation thereof;

                  (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

                  (f) modify the obligation of the Company to maintain an agency in New York, New York pursuant to Section 6.5;

                  (g) impair or adversely affect the conversion rights of the Holder of the Securities as provided in Article XIII;

                  (h) impair or adversely affect the purchase rights of the Holders of the Securities as provided in Article IV or Article V;

                  (i) modify the optional redemption provisions of Article III in a manner adverse to the Holders of the Securities;

                  (j) modify Article XII in a manner adverse to any Holders of the Securities;

                  (k) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any such amendment, modification, supplement or waiver;

                  (l) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

                  (m) waive any matter set forth in Section 8.4(a), Section 8.4(b), or Section 8.4(c).

                  It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Holder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

         Section 11.3.     Compliance with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article XI shall comply with the TIA.

         Section 11.4. Revocation and Effect of Consents, Waivers and Actions.

                  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

         Section 11.5. Notation on or Exchange of Securities.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 11.6. Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 11.7. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this
Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE XII

                                  SUBORDINATION

         Section 12.1. Agreement to Subordinate.

                  The Company agrees, and each holder of Securities by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or other consideration satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         Section 12.2. Liquidation, Dissolution, Bankruptcy.

                  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, any assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (a) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not the claim for such interest would be allowed) in cash or other consideration satisfactory to the holders of the Senior Debt before holders of Securities shall be entitled to receive any payment with respect to the Securities; and

                  (b) until all Senior Debt is paid in full in cash or other consideration satisfactory to the holders of the Senior Debt, any distribution to which holders of Securities would be entitled but for this
Article XII shall be made to holders of Senior Debt, as their interests may appear.

         Section 12.3. Default on Senior Debt and/or Designated Senior Debt.

                  (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto (a "PAYMENT DEFAULT"), then, until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or interest on the Securities or to acquire any of the Securities (including any repurchase pursuant to the repurchase right of a Holder pursuant to Article IV or Article V).

                  (b) In addition, if the Trustee shall receive written notice from one or more holders of Designated Senior Debt or one or more representatives of such holder or holders that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable (a "PAYMENT BLOCKAGE NOTICE"), then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter or the date on which such non-Payment Default is cured or waived or shall have ceased to exist.

                  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 12.1 and the first sentence of this Section

12.3), unless the holder(s) of such Designated Senior Debt or the representative(s) of such holder(s) shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. No new Payment Blockage Period may be commenced unless 365 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice. No default under Designated Senior Debt that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice.

                  (c) In the event any judicial proceeding shall be pending with respect to any payment default with respect to Senior Debt or non-payment default with respect to Designated Senior Debt, then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company.

         Section 12.4. Acceleration of Securities.

                  In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of obligations with respect to Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities until all Senior Debt has been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such acceleration has been rescinded in accordance with the terms of this Indenture.

                  If payment of the Securities is to be accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in Section 8.1(j) or (k)), the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt before the acceleration.

         Section 12.5. When Distribution Must Be Paid Over.

                  In the event that the Trustee, any holder of Securities or any other person receives any payment or distribution of assets of the Company of any kind with respect to the Securities in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section 12.11) that such payment or distribution is prohibited by this Indenture.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this

Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XII, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.

         Section 12.6. Notice by Company.

                  The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the purchase of any Securities by the Company to violate this Article XII, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article XII.

         Section 12.7. Subrogation.

                  After all Senior Debt is paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Senior Debt. A distribution made under this
Article XII to holders of Senior Debt that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.

         Section 12.8. Relative Rights.

                  This Article XII defines the relative rights of holders of Securities and holders of Senior Debt. Nothing contained in this Indenture shall otherwise:

                  (a) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                  (b) affect the relative rights of holders of Securities and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

                  (c) prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 8.2 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Securities.

                  If the Company fails because of this Article XII to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

         Section 12.9. Subordination May Not Be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any holder of Securities or by the failure of the Company or any such holder to comply with this Indenture.

         Section 12.10. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative(s).

                  Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         Section 12.11. Rights of Trustee and Paying Agent.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 12.4), and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article XII. Only the Company or the holder or representative of any class of Senior Debt may give such notice.

                  Nothing contained in this Article XII shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 12.12. Authorization to Effect Subordination.

                  Each holder of a Security by such holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XII, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.9 at least 30 days before the expiration of the time to file such claim, the holders of any Senior

Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.

         Section 12.13. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         Section 12.14. Senior Debt Entitled to Rely.

                  The holders of Senior Debt shall have the right to rely upon this Article XII, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders of Senior Debt outstanding at the time of such amendment or modification unless such holders shall have agreed in writing thereto.

         Section 12.15. Permitted Payments.

                  Notwithstanding anything to the contrary contained in this
Article XII, the holders of Securities may receive and retain at any time on or prior to the Stated Maturity (a) securities that are subordinated to at least the same extent as the Securities to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt and (b) payments and other distributions made from any trust created pursuant to Section 10.1.

         Section 12.16. No Waiver of Subordination Provisions.

                  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

         Section 12.17. Certain Conversions Deemed Payment.

                  For the purposes of this Article XII only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.2), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article XIII and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this
Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.

                                  ARTICLE XIII

                                   CONVERSION

         Section 13.1. Conversion Right; Conversion Consideration.

                  (a) Subject to and upon compliance with the provisions of this Article XIII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into Common Stock:

                           (i) during any Conversion Period, and only during such Conversion Period commencing after the date hereof, if, on each of at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the first Trading Day of the Conversion Period, the Closing Sale Price of the Common Stock equals or exceeds 120% of the Conversion Price in effect on the first Trading Day of such Conversion Period (the "COMMON STOCK PRICE CONDITION");

                           (ii) if during the five consecutive Business Day period following any five consecutive Trading Day period ending prior to February 1, 2019, if any, the average Trading Price during such five Trading Day period was less than 98% of the average Closing Sale Price of the Common Stock during such five Trading Day period multiplied by the then applicable Conversion Rate (the "TRADING PRICE CONDITION");

                           (iii) if such Security has been called for redemption pursuant to Article III; or

                           (iv)     as provided in clause (b) of this Section
         13.1.

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

                  (b)      (i) In the event that:

                           (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution;

                           (B) the Company distributes to all holders of its Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, including the declaration of any cash dividends, payable quarterly or otherwise, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock (together with the Fair Market Value per share of Common Stock of all other distributions covered by this clause
         (B) not triggering a conversion right during the preceding twelve months) exceeds 5% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution; or

                           (C) a Fundamental Change occurs without giving effect to the 105% Exception;

         then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be, in the case of (A) or (B), not less than 20 days prior to the Ex-Dividend Time for such distribution, or, in the case of (C), except as described in clause (ii) below, within 20 days after the occurrence of the Fundamental Change, until 5:00 p.m., New York City time, on the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution shall not take place in the case of
         (A) or (B), on the 35th Business Days of the Company's delivery of the notice of the Fundamental Change in the case of (C); provided, however, that in the case of (A) or (B), a Holder of Securities may not surrender Securities for conversion if the Holder shall otherwise participate in such distribution without conversion.

                           (ii) In addition, in the event that the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in
         Section 13.4, then the Securities may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 calendar days after the actual date of such transaction.

                  (c) Upon any conversion of a Security other than a Principal Value Conversion, a Holder shall be entitled to a number of shares of Common Stock equal to (i) the Conversion Rate in effect on the date of conversion multiplied by (ii) the quotient obtained by dividing the principal amount of the Security or portion thereof surrendered for conversion divided by 1,000.

                  With respect to any conversion of a Security pursuant to the Trading Price Condition, if on the conversion date the Closing Price of the Common Stock is greater than or equal to the Conversion Price and less than or equal to 120% of the Conversion Price in effect on the conversion date (a "PRINCIPAL VALUE CONVERSION"), then such Holder shall be entitled to consideration equal to the principal amount of the Security converted plus accrued and unpaid interest thereon, if any, as of the conversion date, which may be paid at the option of the Company in cash or Common Stock. Any Common Stock delivered pursuant to the preceding sentence shall be valued at the greater of (x) the Conversion Price in effect on the conversion date and (y) the Applicable Share Price (the "PRINCIPAL VALUE CONVERSION STOCK VALUATION").

                  The Company will notify a Holder through the Trustee by the second Trading Day following any Principal Value Conversion whether it will pay the conversion consideration in cash or in Common Stock.

                  (d) If any Holder so requests, the Conversion Agent shall, on behalf of the Company, determine on the first Trading Day of any Conversion Period whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Any such request given by a Holder to the Conversion Agent shall be in writing and shall be given not less than 5 days and not more than 10 days before the first Trading Day of such Conversion Period.

                  The Trustee shall have no obligation to determine the Trading Price unless the Company has requested such determination. The Company shall have no obligation to make such a request unless a Holder provides the Company with a written request to determine the Trading Price of the Securities, which notice shall include reasonable evidence that the Trading Price would be less than 98% of the Closing Price of the Common Stock on any date of determination. Upon receipt of any such request, within two Business Days, the Company shall instruct the Trustee or Bid Agent, as the case may be, to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until, and only until, the average Trading Price is greater than or equal to 98% of the average Closing Price of the Common Stock for any five Trading Day period.

                  If the Conversion Agent or the Trustee determines that the Securities have become convertible pursuant to this Section 13.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.2 or the Company shall publicly announce such information by publishing such information on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  (e) Securities called for redemption may be converted at any time on and after the date that the Company gives notice to the Holders of such right until 5:00 p.m., New York City time, on the second Business Day preceding the corresponding Redemption Date.

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

         Section 13.2. Conversion Procedures; Settlement Dates; Conversion Rate; Fractional Shares.

                  (a) Except as described in Section 13.1 in connection with a Principal Value Conversion, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share). The Conversion Agent shall notify the Company when it receives a Conversion Notice.

                  In connection with any Principal Value Conversion, the Company will pay to Holders any portion of the principal amount of the Securities plus accrued and unpaid interest, if any, to be paid in cash and deliver Common Stock with respect to any portion of the principal amount of the Securities plus accrued and unpaid interest, if any, to be paid in Common Stock, no later than the third Business Day following the determination of the Applicable Share Price.

                  In all other cases, upon conversion a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  No cash payment of accrued and unpaid interest shall be paid by the Company on a converted Security, except in connection with a Principal Value Conversion and except as described in Section 13.9. Accrued and unpaid interest shall be deemed to be paid in full with the shares of Common Stock issued upon conversion, rather than deemed cancelled, extinguished or forfeited.

                  In the event of a Fundamental Change, if a Holder has submitted any or all of its Securities for repurchase, a Holder's conversion rights on the Securities so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date.

                  (b) Before any Holder shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the "CONVERSION NOTICE") that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section
13.9 and all taxes or duties, if any, as provided in Section 13.8.

                  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

                  (c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in Section 13.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

                  (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 13.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

         Section 13.3. Adjustment of Conversion Rate.

                  The Conversion Rate shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction:

                           (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

                           (ii) the denominator of which shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution.

                  Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this
Section 13.3(a) is declared but not so paid or made, the

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

Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased.

                  Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 calendar days (other than any rights or warrants referred to in Section 13.3(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (A) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (B) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

                           (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) that the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock; and

                           (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or

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

         purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable).

                  Such increase shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

                  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be the Fair Market Value of such consideration.

                  (d)      (i)     In case the Company shall, at any time or
         from time to time after the initial Issue Date while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and shares of the Common Stock are not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 13.3(a) applies), evidences of its Indebtedness or other non-cash assets or rights or warrants, but excluding (A) dividends or distributions of shares of Common Stock referred to in Section 13.3(a), (B) rights or warrants referred to in Section 13.3(c), (C) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, binding share exchange, sale or conveyance to which Section 13.4 applies, and (D) dividends and distributions paid exclusively in cash referred to in Section 13.3(f) (such included shares of Capital Stock, evidences of its indebtedness or other non-cash assets or rights or warrants being distributed hereinafter in this Section 13.3(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to paragraph (iii) of this Section 13.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                                    (x)      the numerator of which shall be the
                  Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such

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

                  Record Date) (determined as provided in Section 13.3(h)), on such Record Date; and

                                    (y)      the denominator of which shall be
                  such Current Market Price.

                  Such increase in the Conversion Rate shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                           (ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 13.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 13.3(h)) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                           (iii) Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Capital Stock of the Company (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock (a "RIGHTS PLAN") shall be deemed not to have been distributed for purposes of this Section 13.3(d) (and no adjustment to the Conversion Rate under this Section 13.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 13.3(d):

                                    (A)      in the case of any such rights or
                  warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                                    (B)      in the case of such rights or
                  warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                           (iv) For purposes of this Section 13.3(d) and Sections 13.3(a), 13.3(b) and 13.3(c), any dividend or distribution to which this Section 13.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 13.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 13.3(c) applies (or any combination thereof), shall be deemed instead to be:

                                    (A)      a dividend or distribution of the
                  evidences of indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 13.3(a), 13.3(b) and 13.3(c) apply, respectively (and any Conversion Rate increase required by this Section 13.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                                    (B)      a dividend or distribution of such
                  shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 13.3(a), 13.3(b) and 13.3(c) with respect to such dividend or distribution shall then be made), except:

                                             (1)      the Record Date of such
                           dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 13.3(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 13.3(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 13.3(c); and

                                             (2)      any shares of Common Stock
                           included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

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

                  (e) In the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "SPIN-OFF"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off (i.e., the ex-dividend date for the distribution of Capital Stock or equity interests in the Spin-Off) (the "MEASUREMENT PERIOD"), and the Current Market Price shall be measured for the same period, and the adjustment to the Conversion Rate shall become effective immediately prior to the opening of business on the day following such Measurement Period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

                  (f) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock, cash (excluding any cash that is distributed upon a reclassification, consolidation, merger, binding share exchange, sale or conveyance to which Section 13.4 applies, but including quarterly cash dividends), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

                           (i) the numerator of which shall be equal to the Current Market Price on such Record Date, less the full amount of cash so distributed with respect to one share of Common Stock; and

                           (ii) the denominator of which shall be equal to the Current Market Price on such Record Date.

                           Notwithstanding the foregoing, adjustments to the
Conversion Rate resulting from quarterly cash dividends may not cause the Conversion Rate (as adjusted for any other adjustment) to exceed the quotient obtained by dividing $1,000 by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the initial Issue Date.

                  (g) In case the Company or any of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer for Common Stock (other than an offer to purchase made solely pursuant to Rules 13e-4(h)(3) or (5) of the Exchange Act), then and in each such case, immediately prior to the opening of business on the day following the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of the business of the date of the Expiration Time by a fraction:

                           (i) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered or exchanged

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

         shares) at the Expiration Time times (ii) the Current Market Price of the Common Stock at the Expiration Time less (y) the Fair Market Value of the aggregate consideration paid to stockholders for shares tendered or exchanged; and

                           (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

                  Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 13.3(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 13.3(g).

                  (h) For purposes of this Article XIII, the following terms shall have the meanings indicated:

                  "CURRENT MARKET PRICE" on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

                           (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 13.3(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

                           (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 13.3(a), (b),
         (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

                           (iii)    the "ex" date for the issuance or
         distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of

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

         any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 13.3(d), (e) or (g)) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 13.3(g), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 13.3(a), (b), (c), (d),
(e), (f) or (g) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                           (i)      with respect to any issuance or
         distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

                           (ii)     with respect to any subdivision or
         combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                           (iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 13.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 13.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction, as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Securities.

                  "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least

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

20 calendar days and the Board of Directors determines, in good faith and absent manifest error, that such increase would be in the best interest of the Company. Any such determination by the Board of Directors shall be final and binding on holders of the Securities. In addition, the Company may also increase the Conversion Rate, to the extent permitted by applicable law, if the Board of Directors determines that such increase is advisable to avoid or diminish taxation to holders of Common Stock for United States Federal income tax purposes as a result of any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above. Whenever the Conversion Rate is increased pursuant to the preceding sentences, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register of the Securities maintained by the Registrar, at least 15 calendar days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

                  (j) In any case in which this Section 13.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 13.5) issuing to the Holder of any Securities converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

                  (k) All calculations under this Section 13.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and
0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 13.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such rate. Any adjustments under this Section 13.3 shall be made successively whenever an event requiring such an adjustment occurs.

                  (l) To the extent that the Company has a Rights Plan in effect upon the conversion of the Securities into Common Stock, a Holder will receive, in addition to the Common Stock, the rights under the Rights Plan, whether or not the rights have separated from the Common Stock, and there will be no adjustment to the Conversion Rate pursuant to Section 13.3(d).

                  (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 13.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than Common Stock into which the Securities originally were convertible, the Conversion Rate with respect to such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (l) of this Section 13.3, and the

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

provision of Sections 13.1, 13.2 and 13.4 through 13.10 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 13.1 have been satisfied). In the event that the Conversion Rate is required to be adjusted pursuant to this Section 13.3 during any period referred to in Sections 13.1(a)(i) and (ii), the Closing Sale Price for each Trading Day during such period shall, to the extent necessary, be adjusted to reflect the effects of such adjustment pursuant to this Section 13.3.

                  (n)      No adjustment shall be made pursuant to this Section
13.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) any dividend, distribution or issuance that would otherwise give rise to an adjustment pursuant to this Section 13.3 is made or paid to all Holders of the Securities at the time of such dividend, distribution or issuance.

         Section 13.4. Consolidation or Merger of the Company.

                  If any of the following events occurs, namely:

                  (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

                  (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this

         Section 13.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                           The above provisions of this Section 13.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                           If this Section 13.4 applies to any event or occurrence, Section 13.3 shall not apply.

                  Section 13.5. Notice of Adjustment.

                           Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

                           (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                           (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 14.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Section 13.6. Notice in Certain Events.

                           In case of:

                           (a) a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

                           (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

         then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 14.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

                           (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article XIII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

                           (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article XIII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                           Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 13.6(a), (b) or (c).

                  Section 13.7. Company to Reserve Stock; Registration; Listing.

                           (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Securities would be held by a single Holder). The Company covenants that all Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 13.8, taxes with respect to the issue thereof.

                           (b) If any Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company shall use its reasonable best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq National Market, the Company shall use its reasonable best efforts, if permitted by the rules of the Nasdaq National Market, to keep so quoted all Common Stock issuable upon conversion of the Securities, and the Company shall use its reasonable best efforts to list or obtain approval for the quotation of the Common Stock to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange or quotation system upon which the outstanding Common Stock is listed or quoted at the time of such delivery.

                  Section 13.8. Taxes on Conversion.

                           The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

                  Section 13.9. Conversion After Regular Record Date.

                           Except as provided in the succeeding paragraph, upon conversion of any Securities, the Holder of such Securities shall not be entitled to receive any accrued and unpaid interest on the Securities so converted.

                           If any Securities are surrendered for conversion subsequent to the close of business on any Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Securities at the close of business on such Regular Record Date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date or subject to repurchase upon a Fundamental Change on a Fundamental Change Purchase Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the Securities being surrendered for conversion.

                           Except as provided in Section 13.2(a) and this
         Section 13.9, no payment or adjustment shall be made in respect of dividends or distributions on the Common Stock issued upon conversion or accrued and unpaid interest on a converted Security.

                  Section 13.10. Company Determination Final.

                           Any determination that the Company or the Board of Directors must make pursuant to this Article XIII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

                  Section 13.11. Responsibility of Trustee for Conversion
                                 Provisions.

                           The Trustee has no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what it should be. Unless and until the Trustee shall receive a notice of an adjustment in the Conversion Rate pursuant to Section 13.5(a), it may assume without inquiry that no such adjustment is required. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XIII. Each Conversion Agent other than the Company shall have the same protection under this Section 13.11 as the Trustee.

                           The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

                  Section 13.12. Unconditional Right of Holders to Convert.

                           Notwithstanding any other provision in this Indenture, if and to the extent that the Security is convertible pursuant to this Article XIII, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XIII and to bring an action against the Company for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  Section 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA
Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

                  Section 14.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person (including by commercial courier services) or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         KOMAG, INCORPORATED
         1710 Automation Parkway
         San Jose, California 95131
         Attention: Chief Financial Office
         Facsimile No.: (408) 944-9255

         if to the Trustee:

         U.S. BANK NATIONAL ASSOCIATION
         LM-CA-T24T
         633 West Fifth Street, 24th Floor
         Los Angeles, California 90071
         Attention: Corporate Trust Services
                    (Komag, Incorporated
                    __% Convertible Subordinated Notes due 2024)
         Facsimile No.: (213) 615-6197

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar.

         Section 14.3. Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent, the Bid Solicitation Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 14.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Securities), the Company shall furnish to the Trustee:

                  (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 14.5. Statements Required in Certificate or Opinion.

                  Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

         Section 14.6. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 14.7. Rules by Trustee, Paying Agent, Conversion Agent, Bid
                       Solicitation Agent, Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent, the Paying Agent and the Bid Solicitation Agent may make reasonable rules for their functions.

         Section 14.8. Legal Holidays.

                  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

         Section 14.9. Governing Law; Submission to Jurisdiction; Service of
                       Process.

                  This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated thereby or the Securities against the Company in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, New York, New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to the Trustee of such appointment.

         Section 14.10. No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

         Section 14.11. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 14.12. Multiple Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                     * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        KOMAG, INCORPORATED

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title:__________________________________

                           SIGNATURE PAGE TO INDENTURE

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        As Trustee

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title:__________________________________

                           SIGNATURE PAGE TO INDENTURE

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

----------------------

(1) This legend should be included only if the Security is a Global Security.

                               KOMAG, INCORPORATED

                 __.___% CONVERTIBLE SUBORDINATED NOTES DUE 2024

No. _______________________                                CUSIP: ______________

         KOMAG, INCORPORATED, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to _____________________, or registered assigns, the principal amount of _______________ Dollars ($_________) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](2) on February 1, 2024, and to pay interest thereon from January ___, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 1 and August 1 in each year (each, an "INTEREST PAYMENT DATE"), commencing on August 1, 2004, at the rate of __.___% per annum, until the principal hereof is paid or made available for payment at February 1, 2024 or upon acceleration, or until such date on which the Securities are converted, redeemed or purchased as provided herein, and at the rate of __.___% per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a "REGULAR RECORD DATE"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "SPECIAL RECORD DATE"), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.
_____________________

(2) This phrase should be included only if the Security is a Global Security.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                  KOMAG, INCORPORATED

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title:__________________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                                  U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: ____________________________________

                                        ________________________________________
                                        Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                 __.___% Convertible Subordinated Notes due 2024

                  This Security is one of a duly authorized issue of __.___% Convertible Subordinated Notes due 2024 (the "Securities") of KOMAG, INCORPORATED, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of January ___, 2004 (the "Indenture"), between the Company and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1.       Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  If this Security is redeemed pursuant to Section 5 of this Security or the Holder elects to require the Company to purchase this Security pursuant to Section 6 of this Security, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but excluding, the applicable Redemption Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security.

                  Interest on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Securities which shall be converted after a Regular Record Date and prior to the opening of business on the corresponding Interest Payment Date after being called for redemption or subject to purchase upon a Fundamental Change.

         2.       Method of Payment.

                  Payment of the principal of and interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the written election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         3.       Paying Agent, Registrar, Conversion Agent, Bid Solicitation
                  Agent.

                  Initially, U.S. Bank National Association shall act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent. The Company or any of its Subsidiaries or any of their Affiliates may not act as Bid Solicitation Agent.

         4.       Indenture.

                  The Securities are general unsecured, subordinated obligations of the Company limited to up to $80,500,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         5.       Redemption of the Notes by the Company.

                  The Securities are not redeemable prior to February 6, 2007. On and after February 6, 2007, the Company shall have the option to redeem the Securities for cash, in whole or in part, at any time or from time to time, upon not less than 20 days', nor more than 60 days', notice by mail at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest on those Securities, to, but excluding, the Redemption Date:

                 Date                              Percentage
                 ----                              ----------
February 6, 2007 to January 31, 2008                10__.__%
February 1, 2008 to January 31, 2009                10__.__%
February 1, 2009 to January 31, 2010                10__.__%
February 1, 2010 to January 31, 2011                10__.__%
February 1, 2011 and thereafter                      100.00%

                  Notice of redemption pursuant to this Section of this Security shall be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then, on such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

         6. Purchase by the Company at the Option of the Holder or Upon a Fundamental Change.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on February 1, 2011, February 1, 2014 and February 1, 2019 in integral multiples of $1,000 at the Purchase Price in cash. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in integral multiples of $1,000 at the Fundamental Change Purchase Price in cash. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture at any time on or before the 30th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law), and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

                  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

         7.       Conversion.

                  Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 13.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion, except if the conversion is a

Principal Value Conversion. Upon any Principal Value Conversion, a Holder is entitled to receive cash, Common Stock or a combination thereof, at the Company's option equal to the principal amount of the Security, plus accrued and unpaid interest thereon, if any in the manner specified in the Indenture. Any Common Stock delivered upon a Principal Value Conversion shall be valued at the Principal Value Conversion Stock Valuation, instead of the Conversion Rate, in the manner specified in the Indenture.

                  The Company shall notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

                  A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is __.____ shares of Common Stock per $1,000 principal amount of this Security, subject to adjustment in certain events described in the Indenture. This reflects an initial Conversion Price of $___.___.

                  To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities,
(1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest, and any transfer or similar tax or duty, if required.

                  No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

                  No payment or adjustment shall be made for accrued and unpaid interest or dividends on the Common Stock, except as provided in the Indenture.

                  If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

         8.       Denominations; Transfer; Exchange.

                  The Securities are in fully registered form (except in the case of a Global Security), without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         9.       Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         10.      Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any cash held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         11.      Subordination.

                  The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         12.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities.

                  Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to (i) add to the covenants of the Company for the benefit of the Holders of Securities, (ii) provide the Trustee with a lien pursuant to Section 9.7; (iii) surrender any right or power conferred upon the Company in the Indenture, (iv) add guarantees, (v) secure the Securities, (vi) provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs pursuant to Section 13.4 of the Indenture, (vii) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (viii) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (ix) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (x) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (xi) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of the Indenture, (xii) to evidence and provide the acceptance of the appointment of a successor trustee thereunder and (xiii) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities.

         13.      Defaults and Remedies.

                  If any Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

         14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         15.      Calculations in Respect of Securities.

                  The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Closing Sale Price of the Applicable Stock, the number of shares of Applicable Stock issuable upon conversion and the amount of interest on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

         16.      No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

         17.      Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee signs, manually or by facsimile, the Trustee's Certificate of Authentication on the other side of this Security.

         18.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         19.      INDENTURE TO CONTROL; GOVERNING LAW.

                  IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  KOMAG, INCORPORATED
                  1710 Automation Parkway
                  San Jose, California 95131
                  Attention: Investor Relations
                  Facsimile No.: (408) 576-2000

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

__________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                        Your Signature(s):

Date: _______________________

                                        ________________________________________
                                        (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
           Authorized Signatory

                       OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Article IV (Purchase at the Option of Holders on Specific Dates) or Article V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box: Article IV [ ] Article V [ ].

If this Security is to be purchased by the Company pursuant to Article IV of the Indenture, check the box for the applicable Purchase Date: February 1, 2011 [ ] February 1, 2014 [ ] February 1, 2019 [ ].

If you wish to have a portion of this Security purchased by the Company pursuant to Article IV or Article V of the Indenture, as applicable, state the amount (which must be $1,000 or an integral multiple of $1,000): $ ______________.

If certificated, the certificate numbers of the Securities to be delivered for purchase are: __________________.

Any purchase of Securities pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

                                        Your Signature(s):

Date: _______________________

                                        ________________________________________
                                        (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
           Authorized Signatory

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box [ ].

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
________________________________.

If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
               (Insert the other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
          (Print or type the other person's name, address and zip code)

                                        Your Signature(s):

Date: _______________________

                                        ________________________________________
                                        (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: __________________________________
            Authorized Signatory